AMENDMENT NO. 5
TO
CREDIT AGREEMENT

        This AMENDMENT NO. 5 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of this 10th day of September, 2003, by and among LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Lacrosse”), DANNER, INC., a Wisconsin corporation (“Danner” together with Lacrosse, collectively the “Borrowers” and individually, a Borrower), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (“Agent”), for itself as a Lender and as Agent for Lenders, and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Schedule A to the Credit Agreement (as hereinafter defined).

RECITALS

        WHEREAS, the Borrowers, Agent and Lenders have entered into that certain Credit Agreement, dated as of June 15, 2001 (as amended, the “Credit Agreement”); and

        WHEREAS, the Borrowers, Agent and Lenders desire to amend the Credit Agreement as herein set forth.

        NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, Lenders and the Borrowers agree as follows:

        SECTION 1    Amendments. Subject to the satisfaction of the conditions precedent set forth in Section 2, the Credit Agreement is hereby amended as follows:

(a) Section 5.10 of the Credit Agreement is hereby amended by inserting the following proviso immediately before the period at the end thereof:

“provided, however, notwithstanding the requirements set forth above, the Borrowers shall maintain Borrowing Availability of at least $2,500,000 as of May 28, 2004 through and including June 15, 2004 and otherwise as set forth above.”

(b) Annex G of the Credit Agreement is hereby amended by amending and restating in its entirety Section (b) thereto to read as follows:

(b) Minimum EBITDA. Borrowers and their Subsidiaries on a consolidated basis shall have EBITDA for the 12 month period ended as of the following Fiscal Quarters of not less than (i) $3,570,000 for the Fiscal Quarter ending on or about September 30, 2003; (ii) $3,730,000 for the Fiscal Quarter ending on or about December 31, 2003; and (iii) $3,740,000 for the Fiscal Quarter ending on or about March 31, 2004 and each Fiscal Quarter ending thereafter.

        SECTION 2    Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) This Amendment shall have been executed and delivered by Lenders and the Borrowers.

(b) The representations and warranties contained herein shall be true and correct in all respects.

        SECTION 3    Representations And Warranties Of Credit Parties.

(a) The execution, delivery and performance by each Borrower of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and

(c) Neither the execution, delivery and performance of this Amendment by each Borrower nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof.

        SECTION 4    Reference To And Effect Upon The Credit Agreement.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute amendment of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

        SECTION 5    Costs And Expenses. As provided in Section 11.3 of the Credit Agreement, Borrowers agree to reimburse Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

        SECTION 6    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

        SECTION 7    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

        SECTION 8    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(signature page follows)

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 5 as of the date first written above.

LACROSSE FOOTWEAR, INC.
By: /s/
Name:
Title:

DANNER, INC.
By: /s/
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By: /s/
Duly Authorized Signatory

THE CIT GROUP/COMMERCIAL SERVICES, INC. as Lender
By: /s/
Name:
Title:

[Signature Page to Amendment No. 5 to Credit Agreement]